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                 LIFE INSURANCE BENEFITS PROVIDED BY THE COMPANY
                     TO NIELS W. JOHNSEN AND ERIK F. JOHNSEN

     International Shipholding Corporation (the "Company") has agreements with Erik F. Johnsen, Chairman of the Board of Directors and Chief Executive Officer, and Niels W. Johnsen, a Director and former Chairman, whereby their estates will be paid approximately $822,000 and $626,000, respectively upon death. The Company maintains an insurance policy and has established reserves sufficient to cover these benefits.